This Pricing Supplement, filed
                                    pursuant to Rule 424(b)(2), relates to
                                    Registration Statement No. 33-58139
                                    and to each Prospectus dated 5/23/95
                                    and to each Prospectus Supplement
                                    dated 6/16/95

PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
JUNE 16, 1995 TO PROSPECTUS DATED MAY 23, 1995


Pricing Supplement  49


Dated:  11/14/95


                          Sears Roebuck Acceptance Corp.


                           Medium-Term Notes Series I
                                  (Fixed Rate)


            Due at least 9 Months from Date of Issue
       Interest payable each May 15 and November 15 and at Maturity


Principal Amount of Note:                    $5,000,000


Settlement Date (Original Issue Date):       11/17/95


Maturity Date:                               11/18/02


Interest Rate Per Annum:                     6.41%


Specified Currency:                          US $

                                   (If Other than U.S. Dollars, see attached)

Redemption Commencement Date:                NOT APPLICABLE


Form of Purchased Notes:                      DTC


Redemption Price:  If a Redemption Commencement Date is specified above,
the Redemption Price shall be     -     of the principal amount to be
redeemed and shall decline at each anniversary of the Redemption
Commencement Date by     -      of the principal amount to be redeemed
until the Redemption Price is 100% of such principal amount.